Exhibit 99.7

CONSENT OF THE BENCHMARK COMPANY, LLC

October 18, 2022

SilverSun Technologies, Inc.

120 Eagle Rock Avenue

East Hanover, New Jersey 07936

Attn:	Board of Directors

RE:	Proxy Statement / Prospectus of SilverSun Technologies, Inc. (“SilverSun “) which forms part of the Registration Statement on Form S-4 of SilverSun (the “Registration Statement”).

Dear Members of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated September 29, 2022, to the Board of Directors (the “Board”) of SilverSun. We understand that SilverSun has determined to include our opinion in the Proxy Statement / Prospectus of SilverSun (the “Proxy Statement/Prospectus”) included in the above referenced Registration Statement.

Our opinion was provided for the use, information and benefit of the Board (solely in its capacity as such) in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. In that regard, we hereby consent to the reference to our opinion in the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof under the captions “SUMMARY— THE MERGERS AND THE DISTRIBUTION -Opinion of Financial Advisor to SilverSun” and “THE MERGERS AND THE DISTRIBUTION— Opinion of Financial Advisor to SilverSun” and to the inclusion of our opinion as Annex E to the Proxy Statement / Prospectus. Notwithstanding the foregoing, it is understood that this consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement as of the date hereof and that our opinion is not to be filed with, included in or referred to in whole or in part in any registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The Benchmark Company, LLC

/s/ The Benchmark Company, LLC